Exhibit 99.1

FOR IMMEDIATE RELEASE

WMS INDUSTRIES REPORTS ON INAUGURAL INVESTOR DAY

- Reiterates Fiscal 2011 Guidance -

- Reviews Five-Year Outlook for Organic and Gaming Industry Growth Opportunities -

Waukegan, Ill. – September 22, 2010 – At yesterday’s meeting of security analysts and institutional investors held at the Company’s facilities in Waukegan and Chicago, Illinois, Brian R. Gamache, Chairman and Chief Executive Officer of WMS Industries Inc. (NYSE:WMS), reported that WMS is well positioned to extend its strong track record of growth due to its talented and creative workforce that is backed by a strong investment in intellectual property and advanced technology capabilities. Gamache credited WMS’ passionate global team for consistently innovating products and technologies that deliver enhanced value to the Company’s customers and highly engaging entertainment experiences for slot players. Gamache also cited the Company’s track record in developing and producing a broad and growing array of innovative and imaginative products by marrying advances in technology and new media with creative and differentiated gaming content.

Looking forward, Brian Gamache indicated, “The Company’s increased spending for internal organic research and development initiatives, which were announced in August, are expected to build upon WMS’ extensive and successful record for introducing player-appealing products and applications to benefit from an increasing array of worldwide growth opportunities. WMS management has built a company culture focused on innovation and a fanatical attention to employee and customer satisfaction, which engenders employees’ passion for improvement and active pursuit of new opportunities. By leveraging our focus on Innovation and Continuous Improvement to enhance business processes and margins, we have succeeded in a challenging industry and economic environment, and we expect WMS to drive higher volumes and revenues from our new products, as well as higher margins, earnings and operating cash flow over the long-term.”

Scott D. Schweinfurth, Executive Vice President, Chief Financial Officer and Treasurer highlighted the wide array of future growth opportunities in WMS’ existing business, as well as several new products, markets and distribution channels that have the potential to provide incremental growth.

According to Schweinfurth, “With the strength of our balance sheet and solid cash flow, we are well-positioned to pursue growth initiatives that enhance shareholder value. We expect to maintain our growth in the future by further increasing our worldwide ship share, expanding our participation and leased gaming machine business, launching new products, growing our presence in established markets and leveraging our capabilities into new markets and distribution channels. New casino openings and expansions, the potential for new gaming jurisdictions worldwide and a future anticipated uptick in the gaming industry’s replacement cycle will further complement our organic growth initiatives and enhance our growth potential.

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WMS Industries Hosts Analyst Day, 9/22/10	page 2

“Higher new unit production and shipments, coupled with our Lean Sigma and Supply Chain improvement initiatives, are anticipated to continue to drive component costs lower during the next several years and increase WMS’ product sales gross margin. Near-term, we continue to target an annual level of 55% product sales gross margin, which compares to 53% achieved in fiscal 2010; and once we achieve that level, we would expect to continue stretching towards a longer-term goal of 60% product sales gross margin. Ongoing growth in our higher-margin participation business, along with incremental revenues from new higher-margin products and new businesses, such as our networked gaming applications and systems, during the next several years will further the upward bias in our total gross margin.”

Schweinfurth also noted potential improvements leading to a higher operating margin. He reported that WMS’ Lean Sigma and Strategy Deployment initiatives are expected to drive improvements in the Company’s business and transactional processes to create more bandwidth and further leverage selling and administrative infrastructure and expenses. He added that WMS is clearly focused on maintaining fiscal spending discipline and that when coupled with anticipated revenue growth during the next several years, the Company is targeting an annual operating margin of 25% in the intermediate term, which compares to 22% achieved in fiscal 2010. Longer-term, with WMS’ potential to leverage its research and development expenses across a broader range of revenue levers, the Company believes there is potential to reach a 30% operating margin.

The WMS CFO also indicated that with substantial opportunities to increase revenues and enhance margins, WMS expects to realize improvements in cash flow from operating activities in the next five years. Investing this cash flow in the business through expansion of WMS’ gaming operations business and increase spending on organic R&D efforts will continue to be supplemented by returning capital to shareholders through opportunistic share repurchases. Since August 3 when WMS announced a new $300-millon, 3-year repurchase authorization, the Company has acquired approximately $31 million, or approximately 820,000 shares of its common stock, at an average price of $37.65 compared with repurchases of $45 million of its common stock in the fiscal year ended June 30, 2010.

At the Analyst Day, Schweinfurth reiterated the Company’s fiscal 2011 revenue guidance of $830-to-$850 million, which represents 8%-to-11% growth over fiscal 2010. WMS expects its operating margin to increase to 22.5%-to-23.0% for fiscal 2011. The fiscal 2011 annual guidance and new share repurchase authorization were first announced on August 3, 2010.

Interested parties can access a replay of the webcast of today’s management presentations for thirty days at www.wms.com (select “Investor Relations”). The PowerPoint slides used in today’s management presentations are also available at www.wms.com (select “Investor Relations”).

This press release contains forward-looking statements concerning our future business performance, strategy, outlook, plans, products and liquidity. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” and “intend,” among others. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward- looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed.

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WMS Industries Hosts Analyst Day, 9/22/10	page 3

Factors which could cause our actual results to differ from expectations include (1) delay or refusal by regulators to approve our new gaming platforms, cabinet designs, game themes and related hardware and software; (2) a failure to obtain and maintain our gaming licenses and regulatory approvals; (3) an inability to introduce in a timely manner new games and gaming machines that achieve and maintain market acceptance; (4) a decrease in the desire of casino customers to upgrade gaming machines or allot floor space to leased or participation games, resulting in reduced demand for our products; (5) a reduction in capital spending or interruption in payments by casino customers associated with business weakness or economic uncertainty that adversely affects our customers’ ability to make purchases or pay; (6) a reduction in play levels of our participation games by casino patrons, whether due to economic conditions or increased placements of competitive product; (7) inability of suppliers of key components to timely meet our requirements to fulfill customer orders; (8) failure of customers or players to adapt to the new technologies that we introduce in new product concepts; (9) a software anomaly or fraudulent manipulation of our gaming machines and software; (10) a failure to obtain the right to use, or an inability to adapt to rapid development of new technologies; (11) an infringement claim seeking to restrict our use of material technologies; and (12) the unfavorable outcome of any legal proceedings in which we may be involved from time to time. These factors and other factors that could cause actual results to differ from expectations are more fully described under “Item 1. Business-Risk Factors” and “Legal Proceedings” in our Annual Report on Form 10-K for the year ended June 30, 2010 and our more recent reports filed with the Securities and Exchange Commission.

WMS is engaged in serving the gaming industry worldwide by designing, manufacturing and marketing games, video and mechanical reel-spinning gaming machines, video lottery terminals and in gaming operations, which consists of the placement of leased participation gaming machines in legal gaming venues. WMS is proactively addressing the next stage of casino gaming floor evolution with its WAGE-NET® networked gaming solution, a suite of systems technologies and applications designed to increase customers’ revenue generating capabilities and operational efficiency. More information on WMS can be found at www.wms.com or visit the Company on Facebook, Twitter or YouTube.

CONTACT:

William Pfund	Joseph Jaffoni or Richard Land
Vice President, Investor Relations	Jaffoni & Collins Incorporated
WMS Industries Inc	212/835-8500 or wms@jcir.com
847/785-3167 or bpfund@wms.com

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